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                                                                  Exhibit 99(a)
                           GATEWAY BANCSHARES, INC.

                 PROXY FOR 1998 SPECIAL SHAREHOLDERS' MEETING

  KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of Gateway Bancshares, Inc., McMechen, West Virginia, does hereby nominate constitute, and appoint Michael E. Moore and Robert Munn, or either of them with full power to act alone as the true and lawful attorneys for the undersigned with full power of substitution for and in the name, place and stead of the undersigned to vote all the common stock of Gateway Bancshares, Inc., McMechen, West Virginia, standing in the undersigned's name on its books on January 23, 1998 at the Special Meeting of Shareholders to be held at the Bank of McMechen, 700 Marshall Street, McMechen, West Virginia 26040, on March 9, 1998, at 10:00 a.m. local time or any adjournments thereof, with all the powers the undersigned would possess if personally present as follows:

  THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITION LISTED ON THE BACK OF THIS PROXY CARD UNLESS OTHERWISE INDICATED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS. IF ANY OTHER MATTER SHALL PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, THIS PROXY WILL BE VOTED ON SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE ABOVE PROXIES, BASED UPON THE CONDITIONS THEN PREVAILING AND ANY RECOMMENDATIONS OF THE BOARD OF DIRECTORS.


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GATEWAY BANCSHARES, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE.
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  PLEASE MARK, DATE, SIGN AND RETURN IMMEDIATELY. ALL JOINT OWNERS MUST SIGN.


 1.To approve, ratify and confirm the Agreement and Plan of Merger dated as of August 15, 1997, as amended as of September 30, 1997, and December 15, 1997, among the parties to the Agreement and Plan of Merger, Commercial BancShares, Incorporated ("Commercial"), Gateway Bancshares, Inc. ("Gateway") and CBG Holding Company, Inc. a West Virginia banking corporation being chartered by Commercial to facilitate its acquisition of Gateway, and to approve, ratify and confirm the transaction contemplated therein.


                    FOR [_]   AGAINST [_]   ABSTAIN [_]

 2. To transact other business that may properly come before the meeting.


                                             The undersigned acknowledges
                                             receipt of the Notice and Proxy
                                             Statement dated February 3, 1998
                                             and hereby revokes all proxies
                                             previously given by the
                                             undersigned for said meeting.


                                             SIGNATURE:
                                                       ------------------------

                                             SIGNATURE:
                                                       ------------------------

                                             DATED: ____________________ , 1998
                                             WHEN SIGNING AS ATTORNEY,
                                             EXECUTOR, ADMINISTRATOR, TRUSTEE
                                             OR GUARDIAN, PLEASE GIVE FULL
                                             TITLE. IF MORE THAN ONE TRUSTEE,
                                             ALL SHOULD SIGN.
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